Exhibit 99.1

CNS Pharmaceuticals Announces $11.5 Million Private Placement Priced At-the-Market Under Nasdaq Rules

HOUSTON, TX (January 6, 2022) – CNS Pharmaceuticals, Inc. (NASDAQ: CNSP) (“CNS” or the “Company”), a biopharmaceutical company specializing in the development of novel treatments for primary and metastatic cancers of the brain and central nervous system (CNS), announced today that it has entered into securities purchase agreements with several institutional and accredited investors to issue, in a private placement priced at-the-market under Nasdaq rules, 12,105,264 shares of common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to an aggregate of 12,105,264 shares of common stock, at a purchase price of $0.95 per share of common stock (or pre-funded warrant) and associated warrant, for expected gross proceeds  to CNS of approximately $11.5 million, before deducting placement agent fees and other offering expenses payable by the Company. The warrants will have an exercise price of $0.82 per share of common stock, will be exercisable immediately upon issuance for a period of five years from the date of issuance.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the private placement.

The closing of the private placement is expected to occur on or about January 10, 2022, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the private placement to fund its clinical trials and preclinical programs, for other research and development activities and for general corporate purposes.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Under an agreement with the investors, the Company agreed to file an initial registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock to be issued to the investors (including the shares of common stock issuable upon the exercise of the warrants) no later than 15 days and to use commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 75 days in the event of a “full review” by the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About CNS Pharmaceuticals, Inc.

CNS Pharmaceuticals a clinical-stage pharmaceutical company developing a pipeline of anti-cancer drug candidates for the treatment of primary and metastatic cancers of the brain and central nervous system. The Company’s lead drug candidate, Berubicin, is a novel anthracycline and the first anthracycline to appear to cross the blood-brain barrier. Berubicin is currently in development for the treatment of a number of serious brain and CNS oncology indications including glioblastoma multiforme (GBM), an aggressive and incurable form of brain cancer.

Additionally, the Company is advancing the development of its WP1244 drug technology, which utilizes anthracycline and distamycin-based scaffolds to create small molecule agents and is believed to be 500x more potent than daunorubicin in inhibiting tumor cell proliferation. Preclinical studies of WP1244 demonstrated high uptake in the brain with antitumor activity. CNS Pharmaceuticals is evaluating the use of WP1244 in the treatment of brain cancers, pancreatic, ovarian, and lymphomas.

For more information, please visit www.CNSPharma.com, and connect with the Company on Twitter, Facebook, and LinkedIn.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements related to the completion of the private placement, the satisfaction of customary closing conditions related to the private placement and the intended use of net proceeds from the private placement. These statements relate to future events, future expectations, plans and prospects. Although CNS believes the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. CNS has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including market and other conditions and those discussed under Item 1A. "Risk Factors" in CNS's most recently filed Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated from time to time in its Form 10-Q filings and in its other public filings with the SEC. Any forward-looking statements contained in this press release speak only as of its date. CNS undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events, except as required by law.

CONTACTS:

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

833-475-8247

CNSP@jtcir.com